UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2020

TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631
(Commission File Number)	(IRS Employer Identification No.)

Block 1008 Toa Payoh North, Unit 03-09 Singapore	318996
(Address of Principal Executive Offices)	(Zip Code)

(656) 265 3300
(Registrant’s Telephone Number, Including Area Code)

_________________________________________________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TRT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b2 of the Securities Exchange Act of 1934 (17 CFR 240.12b2) Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders for Trio-Tech International, Inc. (the “Company”) was held on December 8, 2020. At the meeting, the Company’s shareholders voted on (1) the election of directors, (2) approval of the amendment to the 2017 Directors Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 300,000 shares to 600,000 shares.

The voting results on these proposals were as follows:

Proposal 1. Election of directors.

	For	Withheld	Broker Non-Votes
Jason Adelman	2,686,631	127,138	896,786
Richard Horowitz	2,681,144	132,625	896,786
A. Charles Wilson	2,124,362	689,407	896,786
S. W. Yong	2,419,691	394,078	896,786
Victor Ting	2,419,701	394,068	896,786

All of the Company’s nominees were elected, with each nominee receiving a plurality of the votes cast.

Proposal 2. Approval of the amendment to the 2017 Directors Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 300,000 shares to 600,000 shares.

Votes For	Against	Abstain	Broker Non-Votes
2,415,592	392,859	902,104	0

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:
December 11, 2020

TRIO-TECH INTERNATIONAL

By: /s/ VICTOR H.M. TING Name: Victor H.M. Ting, Title: Vice President and Chief Financial Officer